EXHIBIT (10)(b)

                      Consent of PricewaterhouseCoopers LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

         We hereby consent to the use in this Post-Effective Amendment No. 1 to the registration statement on Form N-4 ("Registration Statement") of our report dated February 15, 2000, relating to the consolidated financial statements of Phoenix Home Life Mutual Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


         /s/ PricewaterhouseCoopers LLP
         PricewaterhouseCoopers LLP
         Hartford, Connecticut
         November 20, 2000